KENNEDY WILSON

ATLAS APARTMENTS
ISSAQUAH, WASHINGTON

Q3 2020 | EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended September 30, 2020

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information available at www.kennedywilson.com.

Contact: Daven Bhavsar, CFA
Vice President of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE
KENNEDY WILSON REPORTS THIRD QUARTER 2020 RESULTS
Existing $250 million share repurchase plan authorization increases to $500 million

BEVERLY HILLS, Calif. (November 4, 2020) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported results for 3Q-2020:

	3Q		YTD
(Amounts in millions, except per share data)	2020	2019	2020	2019
GAAP Results [1]
GAAP Net (Loss) Income to Common Shareholders	($25.1)	$20.7	($77.1)	$66.2
Per Diluted Share	(0.18)	0.15	(0.55)	0.47

Non-GAAP Results
Adjusted EBITDA	$76.3	$142.5	$261.1	$450.0
Adjusted Net Income	27.3	73.9	84.1	232.8
1 Includes KW's share of depreciation and amortization totaling $44.8 million and $46.9 million for 3Q-20 and 3Q-19, respectively, and $136.7 million and $142.7 million for YTD-2020 and YTD-2019, respectively.
"The third quarter was highlighted by the stable occupancy and strong rent collections we saw across our suburban multifamily and office portfolio, significant growth of our investment management business and further progress on completing our construction and leasing initiatives" said William McMorrow, Chairman and CEO of Kennedy Wilson. "Despite historically low transactions in Q2 and Q3, we expect a more active fourth quarter during which the majority of our 2020 asset sales will be completed, as evidenced by the sale of Baggot Plaza, a wholly-owned office property in Dublin, Ireland which was sold for $165 million on October 30, 2020 and will generate a gain on sale of approximately $85 million to Kennedy Wilson."

3Q Highlights
•9% Growth in Fee-Bearing Capital: The Company's Fee-Bearing Capital totaled $3.8 billion as of September 30, 2020, a 9% increase from 2Q-20 and a 27% increase from YE-19. In addition, the Company has approximately $1.7 billion in additional non-discretionary capital with certain strategic partners that is available for investment. If invested, these amounts will be added to the Company's Fee-Bearing Capital.

•Debt Platform Growth: The Company completed loan investments totaling $335 million in 3Q-20, bringing its YTD total to $608 million. The Company has a 12% ownership in its debt platform. There are currently an additional $182 million of loan investments with signed non-binding term sheets that are expected to close in 4Q-20.
•Development and Lease-up Completions: The Company completed the development of Stockley Park, an office property in the UK, and 38° North, a multifamily property in Northern California, which will total $5 million in Estimated Annual NOI upon expected stabilization. The Company also completed the lease-up of Rosewood, a multifamily property in Boise, Idaho, and two commercial properties, Horizon Centre and Malibu Sands, which added $2 million to Estimated Annual NOI. The Company's development and lease-up portfolio totals 4,519 units, 2.8 million commercial square feet, and one hotel and in which the Company has a weighted-average ownership of 59%.
•Strong Liquidity Position: The Company continues to maintain a strong liquidity position with $793 million(1) in cash, cash equivalents, and restricted cash and $300 million available on its revolving credit facility.
•3Q-20 Adjusted EBITDA of $76 million (vs. $143 million in 3Q-19):
◦KW's share of gains from the sale of real estate, increases in fair value and promotes totaled $9 million in 3Q-20, a decrease of $74 million from 3Q-19.
◦KW's share of recurring property NOI and fees totaled $101 million in 3Q-20 , a decrease of $4 million from 3Q-19.
◦For 3Q-20 general and administrative and compensation and related expenses (excluding share-based compensation) decreased by $10 million or 26% (vs. 3Q-19).
•In-Place Estimated Annual NOI of $410 Million; 81% of which is Multifamily and Office:
◦The multifamily portfolio totals 25,471 stabilized units, with a weighted-average physical occupancy of 94.4% (from 94.5% in 2Q-20). In 3Q, we completed 2,083 leases across our global market-rate multifamily portfolio.
◦The office portfolio totals 10.3 million stabilized square feet with weighted-average physical occupancy of 94.5% (from 95.0% in 2Q-20). In 3Q, we completed 260,000 square feet of leasing activity, including renewals and extensions, across our global office portfolio.
•Sale of Property Services Division: In October, Kennedy Wilson sold its third-party property services and brokerage division, Kennedy-Wilson Properties, Ltd. ("KWP"). KWP had 111 employees with revenues of $11.4 million and expenses of $12.6 million over the last 12 months. Kennedy Wilson's headcount has decreased by 60% primarily driven by the combined sales of KWP and Meyers Research in 2018.
•Same Property Performance1:

	3Q - 2020 vs. 3Q - 2019			YTD - 2020 vs. YTD - 2019
	Occupancy	Revenue	NOI	Occupancy	Revenue	NOI
Multifamily - Market Rate	0.7%	0.6%	(0.6)%	0.4%	2.0%	1.0%
Multifamily - Affordable	(0.8)%	2.0%	2.5%	(0.4)%	3.6%	4.6%
Commercial	(0.6)%	(3.9)%	(3.6)%	0.2%	(4.1)%	(4.1)%
Total[2]		(1.4)%	(1.8)%		(0.3)%	(1.1)%
1 The same property performance includes $2.4 million of COVID-19 related bad debt reserves in 3Q-20 (2% of same-property rents) and $5.3 million for YTD-20 (2% of same-property rents).

2 Hotels are excluded from the YTD same store analysis due to being non-operational during 2Q-20. For 3Q-20, the change in Hotel same property revenue was (77.4%) and NOI was (88.2%). If included, the change in total same property revenue for 3Q-20 would be (10.0%), and the change in total same property NOI would be (7.2%).
Rent Collection Update
The following is a summary of KW's share of contractual cash rent collections for 3Q-20. Additionally, the Company's overall rent collections in October are trending in-line with 3Q-20:

Asset Class	3Q-20 Rent Collections	% of Portfolio
Multifamily	98%	57%
Office	96%	29%
Retail(3)	67%	12%
Industrial(3)	84%	2%
Total	93%	100%
3Q-20 Investment Activity

•Capital Investment: In 3Q-20, the Company invested $108 million of cash, allocating 59% to new investments, 24% to capex and development initiatives, and 17% to share repurchases. For YTD-20, the Company invested $232 million of cash, allocating 48% to new investments, 33% to capex and development initiatives, and 19% to share repurchases.
•New Investments: The Company completed $335 million of loan investments in 3Q-20, of which its share was 17%.
•Dispositions: The Company completed $47 million of wholly-owned dispositions in 3Q-20, which generated net cash proceeds of $45 million.

Balance Sheet
•$1.1 billion in Cash and Lines of Credit: As of September 30, 2020, Kennedy Wilson had total cash and cash equivalents of $793 million(1) and $300 million of capacity on its revolving line of credit.
•Global Debt Profile: Kennedy Wilson's share of debt had a weighted average interest rate of 3.7% per annum and a weighted average remaining maturity of 4.2 years, with only 3% maturing before 2022.
•Increase in Existing Share Repurchase Program(2) to $500 million: The Company's board of directors authorized an expansion of its existing $250 million share repurchase plan to $500 million. In 3Q-20, Kennedy Wilson repurchased 1.4 million shares at a weighted-average price of $14.67 per share (totaling approximately $20 million). Since the $250 million share repurchase plan was authorized on March 20, 2018, the Company has repurchased and retired 12.9 million shares at a weighted-average price of $18.04 per share, with $18 million remaining under the program as of September 30, 2020.

Subsequent Events
In October, the Company closed on the sale of Baggot Plaza, a wholly-owned 129,000 square foot office property in Dublin, Ireland for $165 million, generating net proceeds of $165 million and a gain on sale of $85 million.

In October, the Company acquired off-market three multifamily properties totaling 880-units in the mountain states region of the Western U.S. for $198 million. The assets were acquired by Kennedy Wilson and various investment vehicles managed by Kennedy Wilson. Rockrimmon, a wholly owned 260-unit community in Colorado Springs, Colorado was acquired for $66 million, representing a $28 million equity investment by Kennedy Wilson. The 220-unit RockVue community in Broomfield, Colorado and the 400-unit Tempe Station community in Tempe, Arizona are held in the company’s co-investment portfolio and Kennedy Wilson has an average ownership of 10% across these two assets. In total, Kennedy Wilson and its equity partners invested $87 million of equity in the portfolio of which Kennedy Wilson's share was $34 million.

In October, Kennedy Wilson Europe Real Estate Limited (“KWE”), a wholly-owned subsidiary of the Company completed its cash tender offer (the “Tender Offer”) for part of its £500 million 3.95% sterling-denominated bonds due 2022 (the “Bonds”). KWE purchased approximately £130 million, or 26%, of its Bonds in the Tender Offer. KWE used cash and £100 million of proceeds from two new property-level financings, each with a fully extended maturity in 2025 and an interest rate of approximately 3.0%, to fund the Tender Offer consideration.
_____________________________________________________________________________________

Footnotes
(1) Includes $40 million of restricted cash and our share of cash held at unconsolidated joint-ventures. Approximately $476 million of our share of cash is in foreign currencies of GBP and EUR, including $407 million which is held at Kennedy Wilson Europe.
(2) Future purchases under the program may be made in the open market, in privately negotiated transactions, through the net settlement of the company's restricted stock grants or otherwise, with the amount and timing of the repurchases dependent on market conditions and subject to the Company's discretion. The program does not obligate the Company to repurchase any specific number of shares and, subject to compliance with applicable laws, may be suspended or terminated at any time without prior notice.
(3) The Company has $5.6 million in 3Q 2020 rents outstanding for its retail and industrial portfolio, excluding amounts deferred.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on Thursday, November 5. The direct dial-in number for the conference call is (844) 340-4761 for U.S. callers and (412) 717-9616 for international callers. A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers. The passcode for the replay is 10145822.
The webcast will be available at: https://services.choruscall.com/links/kw201105nbn4Oq6E.html. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a leading global real estate investment company.  We own, operate, and invest in real estate both on our own and through our investment management platform.  We focus on multifamily and office properties located in the Western U.S., UK, and Ireland. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$727.2	$573.9
Accounts receivable	50.9	52.1
Real estate and acquired in place lease values (net of accumulated depreciation and amortization of $805.2 and $703.2)	4,786.7	5,080.2
Unconsolidated investments (including $1,114.6 and $1,099.3 at fair value)	1,277.0	1,326.5
Other assets	334.8	271.8
Total assets	$7,176.6	$7,304.5

Liabilities
Accounts payable	$13.3	$20.4
Accrued expenses and other liabilities	510.6	518.0
Mortgage debt	2,520.1	2,641.0
KW unsecured debt	1,331.3	1,131.7
KWE unsecured bonds	1,284.7	1,274.2
Total liabilities	5,660.0	5,585.3
Equity
Cumulative perpetual preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,025.1	2,049.7
(Accumulated deficit) retained earnings	(122.5)	46.2
Accumulated other comprehensive loss	(413.7)	(417.2)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,488.9	1,678.7
Noncontrolling interests	27.7	40.5
Total equity	1,516.6	1,719.2
Total liabilities and equity	$7,176.6	$7,304.5

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Rental	$102.2	$108.3	$308.8	$336.1
Hotel	3.1	25.1	10.4	62.9
Sale of real estate	—	—	—	1.1
Investment management and property services fees	8.9	9.6	25.2	27.3
Total revenue	114.2	143.0	344.4	427.4
Expenses
Rental	33.5	39.0	102.2	113.3
Hotel	2.7	17.3	10.9	47.6
Cost of real estate sold	—	—	—	1.2
Commission and marketing	0.9	1.2	2.5	2.9
Compensation and related (includes $7.6, $6.3, $24.5 and $23.9 of share-based compensation)	26.3	35.6	85.1	107.9
General and administrative	8.6	8.4	26.1	30.2
Depreciation and amortization	44.3	46.4	135.1	141.7
Total expenses	116.3	147.9	361.9	444.8
Income from unconsolidated investments, net of depreciation and amortization	14.9	84.0	45.0	131.6
Gain on sale of real estate, net	4.0	6.3	47.7	252.4
Transaction-related expenses	(0.1)	(4.0)	(0.6)	(5.9)
Interest expense	(50.8)	(51.8)	(151.3)	(162.8)
Other (loss) income	1.6	—	1.7	(0.6)
(Loss) income before benefit from (provision for) income taxes	(32.5)	29.6	(75.0)	197.3
Benefit from (provision for) income taxes	12.8	(10.2)	10.3	(35.1)
Net (loss) income	(19.7)	19.4	(64.7)	162.2
Net loss (income) attributable to noncontrolling interests	(1.1)	1.3	0.5	(96.0)
Preferred dividends	(4.3)	—	(12.9)	—
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(25.1)	$20.7	$(77.1)	$66.2
Basic (loss) earnings per share(1)
(Loss) income per basic	$(0.18)	$0.15	$(0.55)	$0.47
Weighted average shares outstanding for basic	140,119,442	139,947,518	140,181,438	139,669,971
Diluted (loss) earnings per share
(Loss) income per diluted	$(0.18)	$0.15	$(0.55)	$0.47
Weighted average shares outstanding for diluted	140,119,442	140,538,139	140,181,438	141,445,947
Dividends declared per common share	$0.22	$0.21	$0.66	$0.63
(1) Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)

The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted EBITDA, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(25.1)	$20.7	$(77.1)	$66.2
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense	57.5	58.4	173.7	182.1
Depreciation and amortization	44.8	46.9	136.7	142.7
(Benefit from) provision for income taxes	(12.8)	10.2	(9.6)	35.1
Preferred dividends	4.3	—	12.9	—
Share-based compensation	7.6	6.3	24.5	23.9
Adjusted EBITDA	$76.3	$142.5	$261.1	$450.0
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

The table below provides a detailed reconciliation of net income to Adjusted EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net (loss) income	$(19.7)	$19.4	$(64.7)	$162.2
Non-GAAP adjustments:
Add back:
Interest expense	50.8	51.8	151.3	162.8
Kennedy Wilson's share of interest expense included in unconsolidated investments	7.5	7.7	24.7	23.6
Depreciation and amortization	44.3	46.4	135.1	141.7
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.7	2.1	5.2	6.4
(Benefit from) provision for income taxes	(12.8)	10.2	(10.3)	35.1
Kennedy Wilson's share of taxes included in unconsolidated investments	—	—	1.1	—
Share-based compensation	7.6	6.3	24.5	23.9
EBITDA attributable to noncontrolling interests(1)	(3.1)	(1.4)	(5.8)	(105.7)
Adjusted EBITDA	$76.3	$142.5	$261.1	$450.0
(1) EBITDA attributable to noncontrolling interest includes $1.2 million and $1.6 million of depreciation and amortization, $0.8 million and $1.1 million of interest, and $0.0 million and $0.0 million of taxes, for the three months ended September 30, 2020 and 2019, respectively. EBITDA attributable to noncontrolling interest includes $3.6 million and $5.4 million of depreciation and amortization, $2.3 million and $4.3 million of interest, and $0.4 million and $0.0 million of taxes for the nine months ended September 30, 2020 and 2019, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted Net Income
(Unaudited)
(Dollars in millions, except share data)
The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted Net Income, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(25.1)	$20.7	$(77.1)	$66.2
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	44.8	46.9	136.7	142.7
Share-based compensation	7.6	6.3	24.5	23.9
Adjusted Net Income	$27.3	$73.9	$84.1	$232.8

Weighted average shares outstanding for diluted	140,119,442	140,538,139	140,181,438	141,445,947
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

The table below provides a detailed reconciliation of net income to Adjusted Net Income.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net (loss) income	$(19.7)	$19.4	$(64.7)	$162.2
Non-GAAP adjustments:
Add back (less):
Depreciation and amortization	44.3	46.4	135.1	141.7
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.7	2.1	5.2	6.4
Share-based compensation	7.6	6.3	24.5	23.9
Preferred dividends	(4.3)	—	(12.9)	—
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(2.3)	(0.3)	(3.1)	(101.4)
Adjusted Net Income	$27.3	$73.9	$84.1	$232.8

Weighted average shares outstanding for diluted	140,119,442	140,538,139	140,181,438	141,445,947
(1) Includes $1.2 million and $1.6 million of depreciation and amortization for the three months ended September 30, 2020 and 2019, respectively, and $3.6 million and $5.4 million of depreciation and amortization for the nine months ended September 30, 2020 and 2019, respectively.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" sections of each our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries.
·    “Adjusted EBITDA” represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes, share-based compensation expense for the Company and EBITDA attributable to noncontrolling interests.
Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not remove all non-cash items (such as acquisition-related gains) or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.
·    "Adjusted Fees" refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include Kennedy Wilson's share of fees eliminated in consolidation, Kennedy Wilson’s share of fees in unconsolidated service businesses and performance fees included in unconsolidated investments. Our management uses Adjusted fees to analyze our investment management and real estate services business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management, property services and research fees and makes the Company comparable to other real estate companies that provide investment management and real estate services but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·   “Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, share-based compensation, preferred dividends and net income attributable to noncontrolling interests, before depreciation and amortization.  Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   “Annual Return” is a metric that applies to our real estate debt business that represents the sum of annual interest income, transaction fees and the payback of principal for discounted loan purchases, amortized over the life of the loans and divided by the principal balances of the loans.

·  "Cap rate" represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties. We calculate cap rates based on information that is supplied to us during the acquisition diligence process. This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·     "Consolidated investment account" refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases gross of accumulated depreciation and amortization, net hedge asset or liability, unconsolidated investments, consolidated loans, and net other assets.
·    "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP and third-party equity providers.
·    "Estimated Annual NOI" is a property-level non-GAAP measure representing the estimated annual net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2020, the NOI represents estimated Year 1 NOI from our original underwriting. Estimated year 1 NOI for properties purchased in 2020 may not be indicative of the actual results for those properties. Estimated annual NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Please also see the definition of "Net operating income" below.  The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, the sale of real estate that have not yet occurred and other items and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
·    "Estimated Forward Yield on Cost” represents the Company’s estimate of future net operating income, assuming it has completed its planned value-add asset management initiatives, divided by the sum of the purchase price and additional capital expenditure costs that are expected to be incurred in accordance with the Company’s original underwriting at the time of acquisition.  This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP.  Estimated Forward Yield on Cost is based on management’s current expectations and are based on assumptions that may prove to be inaccurate and involve known and unknown risks. For example, Estimated Forward Return on Cost is based in part on data made available to us during the course of our due diligence process in connection with asset acquisitions and assumes the timely and on-budget completion of our value-add initiatives, the timely leasing of all additional capacity and the absence of customer defaults or early lease terminations.  Accordingly, the actual return on cost of an investment made by the Company may differ materially and adversely from the Estimated Forward Return on Cost figures set forth in this release, and we caution you not to place undue reliance on such figures. This information is not provided for development assets with no current income-producing component.
·    "Fee-Bearing Capital" represents total third-party committed or invested capital that we manage in our joint-ventures and commingled funds that entitle us to earn fees, including without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.
·     "Gross Asset Value” refers to the gross carrying value of assets, before debt, depreciation and amortization, and net of noncontrolling interests.
·    "Internal Rate of Return" (“IRR”) is based on cumulative contributions and distributions to Kennedy Wilson on each investment that has been sold and is the leveraged internal rate of return on equity invested in the investment. The IRR measures the return to Kennedy Wilson on each investment, expressed as a compound rate of interest over the entire investment period. This return does take into account carried interest, if applicable, but excludes management fees, organizational fees, or other similar expenses.
·    "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.
·    "Investment Management and Real Estate Services Assets under Management" ("IMRES AUM") generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our IMRES AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our IMRES AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our IMRES AUM. The estimated value of development properties is included at estimated completion cost.
·   "Net operating income" or "NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting certain property expenses from property revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.

·   "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.

·    "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio. Please also refer to the pro-rata financial data in our supplemental financial information.
·    "Property NOI" or "Property-level NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel property expenses from the Company's Pro-Rata rental and hotel revenues. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Return on Equity" is a ratio calculated by dividing the net cash distributions of an investment to Kennedy Wilson, after the cost of leverage, if applicable, by the total cash contributions by Kennedy Wilson over the lifetime of the investment.
·     “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The same property information presented throughout this report is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, Net Operating Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, and our estimated annual net operating income metrics, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

KW-IR

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	September 30, 2020	December 31, 2019
Market Data
Common stock price per share	$14.52	$22.30
Common stock and convertible preferred stock
Common stock shares outstanding	142,074,132	142,283,109
Shares of common stock underlying convertible perpetual preferred stock(1)	12,000,000	12,000,000
Total Common stock outstanding and underlying convertible preferred stock	154,074,132	154,283,109

Equity Market Capitalization	$2,237.2	$3,440.5

Kennedy Wilson's Share of Debt
Kennedy Wilson's share of property debt(2)	3,599.0	3,621.5
Senior notes payable	1,150.0	1,150.0
Kennedy Wilson Europe bonds	1,290.4	1,280.7
Credit Facility	200.0	—
Total Kennedy Wilson's share of debt	6,239.4	6,052.2
Total Capitalization	$8,476.6	$9,492.7
Less: Kennedy Wilson's share of cash	(793.4)	(617.3)
Total Enterprise Value	$7,683.2	$8,875.4
(1) Assumes conversion of $300 million convertible perpetual preferred investment based on current conversion price of $25.00 per share. The preferred stock is callable by Kennedy Wilson on and after October 15, 2024.
(2) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $83 million and $118 million as of September 30, 2020 and December 31, 2019, respectively, based on contractual ownership.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary
As of September 30, 2020
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of September 30, 2020. Please note that excluded below is the potential value of the Company's future promoted interest as well as the value of the Company's team and brand. A sum of the parts can be calculated by adding together KW’s share of the value of its investments (#1-#7), the value of KW’s services business (#8-#9) and subtracting KW’s net liabilities (#10-#11).

				Kennedy Wilson's Share
Investments		Description	Occupancy	Est. Annual NOI(1)(2)	Common Valuation Approach	Page #
Income Producing Assets
1	Multifamily(3)	25,471 units	94.4%	$189.5	Cap rate	21
2	Commercial	19.1 million square feet	93.8%	206.3	Cap rate	22
3	Hotels	2 Hotels / 337 Hotel Rooms	N/A	9.1	Cap rate	23

4	Loans(5)	13 loan investments		5.2	KW Loan Balance of $86.8 million	23
	Total Est. Annual NOI			$410.1

Lease-up, Development, and Non-income Producing Assets				KW Gross Asset Value
5	Lease-up Portfolio(5) (6)	1,034 multifamily units 2.0 million commercial sq. ft.	45.6%	$702.8	Multiple of gross asset value	22
6	Development Projects(5)(6)	3,485 multifamily units 0.8 million commercial sq. ft. One five-star resort	N/A	431.9	Multiple of gross asset value	24
7	Residential and other(5)	21 investments	N/A	312.0	Multiple of gross asset value	23
	Total			$1,446.7

Investment Management and Real Estate Services			Fee-Bearing Capital	TTM Adj. Fees(7)
8	Investment management	Management and promote fees	$3,800	$34.5	Adj. Fees Multiple	29
9	Property services	Fees and commissions		13.5	Adj. Fees Multiple	29
	Total			$48.0

Net Debt				Total
10	KW Share of Debt(4)	Secured and Unsecured Debt		$6,527.8	Face Value
11	KW Share of Cash	Cash		(793.4)	Book Value
	Total Net Debt			$5,734.4		27
(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for Estimated Annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact Estimated Annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for Estimated Annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
(2) Based on weighted-average ownership figures held by KW.
(3) Includes 7,729 affordable units the Company owns through its Vintage Housing Holdings platform. Kennedy Wilson's equity investment in Vintage Housing Holdings has a fair value of $139.8 million as of September 30, 2020.
(4) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $371.0 million, based on economic ownership.
(5) See additional detail related to Lease-up, Development, and Non-income Producing Assets, as of September 30, 2020. KW Share of Debt below is included in the Net Debt amounts within the Components of Value Summary above.

	KW Gross Asset Value	KW Share of Debt	Investment Account
Lease-up - Multifamily and Commercial	$702.8	$134.4	$568.4
Development - Multifamily, Commercial, and Hotel	431.9	79.5	352.4
Residential and other	312.0	29.9	282.1
Lease-up, Development, and Non-income Producing Assets	$1,446.7	$243.8	$1,202.9
(6) Includes $31.3 million of gross asset value related to assets undergoing lease-up and $53.4 million of gross asset value related to assets under development in Vintage Housing Holdings as of September 30, 2020.
(7) TTM figures are representative of the trailing 12 months and are not indicators of the actual results that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Stabilized Incoming-Producing Portfolio
As of September 30, 2020
(Unaudited, Dollars in millions)

The following information reflects Kennedy Wilson's Pro-rata share of Estimated Annual NOI (from income-producing assets) by geography and property type, as of September 30, 2020, of which 75% is derived from wholly-owned assets.

The following summarizes Kennedy Wilson's Pro-rata share of Estimated Annual NOI from its stabilized income-producing portfolio by property type and geography.

	Pacific Northwest	Southern California	Northern California	Mountain States	Hawaii	U.K.	Ireland	Italy	Spain	Total
Multifamily - Market Rate	$51.3	$24.9	$25.1	$40.4	$—	$—	$23.1	$—	$—	$164.8
Multifamily - Affordable	16.3	3.0	2.3	3.1	—	—	—	—	—	24.7
Commercial - Office	18.4	11.9	9.6	1.6	—	49.7	39.8	9.4	—	140.4
Commercial - Retail	0.3	3.4	—	7.7	—	25.3	10.4	—	7.4	54.5
Commercial - Industrial	—	—	—	—	—	11.4	—	—	—	11.4
Hotel	—	—	—	—	0.1	—	9.0	—	—	9.1
Loans	0.1	1.2	2.7	1.2	—	—	—	—	—	5.2
Total Estimated Annual NOI	$86.4	$44.4	$39.7	$54.0	$0.1	$86.4	$82.3	$9.4	$7.4	$410.1

Kennedy-Wilson Holdings, Inc.
Segment Investment Summary
As of September 30, 2020
(Unaudited)
(Dollars in millions, except Fee-Bearing Capital)

The following summarizes Kennedy Wilson's income-producing portfolio by segment. Excluded below are lease-up, development, and residential and other investments.

Stabilized Portfolio
KW Segment	Description	Balance Sheet Classification	Multifamily Units	Commercial Rentable Sq. Ft.	Hotels	Loan Investments	KW Share of Est. Annual NOI(1)	Fee-Bearing Capital(2) ($bn)	KW Gross Asset Value	Ownership(3)
1) Consolidated	Consists primarily of wholly-owned real estate investments	Consolidated	9,950	9.1	1	—	$306.5	$—	$4,754.4	98.2%

2) Co-investment Portfolio:
~50% owned	Consists primarily of 50/50 investments with partners and our Vintage Housing joint-venture	Unconsolidated	11,382	0.8	—	—	77.3	0.8	1,577.2	44.6%
Minority owned	Includes fund investments, loans, and other minority-owned investments	Unconsolidated	4,139	9.2	1	13	26.3	3.0	443.1	11.7%
Co-investment Portfolio			15,521	10.0	1	13	$103.6	$3.8	$2,020.3	26.0%

Total Portfolio			25,471	19.1	2	13	$410.1	$3.8	$6,774.7	57.7%
(1)     Please see “common definitions” for a definition of Estimated Annual NOI and a description of its limitations, including the inability to provide a reconciliation to its most directly comparable forward-looking GAAP financial measure.
(2) Includes Fee-Bearing Capital related to lease-up, development, and non-income producing assets.
(3) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Portfolio
As of September 30, 2020
(Unaudited)
(Dollars in millions, except average rents per unit)

Multifamily	# of Assets	Consolidated # of Units	Co-Investment # of Units (Unconsolidated)	Total # of Units	Occupancy (Asset Level)	Occupancy (KW Share)	Average Monthly Rents Per Market Rate Unit(1)(2)	Kennedy Wilson's Share of Estimated Annual NOI(3)
Pacific Northwest	43	3,290	6,831	10,121	95.0%	95.1%	$1,624	$67.6
Southern California	10	1,211	1,993	3,204	95.2	94.0	1,948	27.9
Northern California	7	1,728	676	2,404	94.1	94.5	1,975	27.4
Mountain States	27	3,721	3,941	7,662	93.7	94.3	1,245	43.5
Total Western U.S.	87	9,950	13,441	23,391	94.5%	94.6%	$1,591	$166.4
Ireland(4)	9	—	2,080	2,080	93.0	93.0	2,493	23.1
Total Stabilized(5)	96	9,950	15,521	25,471	94.4%	94.4%	$1,678	$189.5

Lease-up Assets	5	120	914	1,034	See Page 24 for more information
Development Projects	13	598	2,887	3,485	See Page 25 for more information
Total	18	718	3,801	4,519

Total Multifamily	114	10,668	19,322	29,990
(1) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units) divided by the number of units, and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Average Monthly Rents Per Market Rate Unit for the market rate portfolio based on Kennedy Wilson's share of units. Average Monthly Rents Per Unit for the affordable portfolio are $888, $932, $900, and $782 for Pacific Northwest, Southern California, Northern California, and Mountain States, respectively.
(3) Please see “common definitions” for a definition of Estimated Annual NOI and a description of its limitations.
(4) Estimated foreign exchange rates are €0.85 = $1 USD, and £0.77 = $1 USD related to NOI.
(5) Includes 7,729 affordable units the Company owns through its Vintage platform, which the Company has a 36% economic ownership interest in.

Kennedy-Wilson Holdings, Inc.
Commercial Portfolio
As of September 30, 2020
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

Commercial	# of Assets	Consolidated Rentable Sq. Ft.	Co-Investment Rentable Sq. Ft. (Unconsolidated)	Total Rentable Sq. Ft.	Physical Occupancy (Asset Level)	Physical Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI(2)
Pacific Northwest	9	0.6	2.0	2.6	98.3%	99.6%	$23.4	$18.7
Southern California(3)	10	0.4	2.3	2.5	85.8	93.5	45.8	15.3
Northern California	4	0.4	0.9	1.3	92.1	88.2	33.3	9.6
Mountain States	11	0.8	1.9	2.9	84.0	86.7	11.6	9.3
Total Western U.S.	34	2.2	7.1	9.3	90.3%	91.8%	$24.9	$52.9
United Kingdom(4)	87	4.7	2.4	7.1	91.0	93.2	19.4	86.4
Ireland(4)(5)	14	1.1	0.5	1.6	96.4	96.6	40.5	50.2
Spain(4)	4	0.4	—	0.4	95.5	95.5	23.3	7.4
Italy(4)	7	0.7	—	0.7	100.0	100.0	15.6	9.4
Total Europe(4)	112	6.9	2.9	9.8	92.7%	94.5%	$23.0	$153.4

Total Stabilized	146	9.1	10.0	19.1	91.5%	93.8%	$23.5	$206.3

Lease-up Assets	16	1.0	1.0	2.0	See page 24 for more information
Development Projects	6	0.2	0.6	0.8	See page 25 for more information
Total	22	1.2	1.6	2.8

Total Commercial	168	10.3	11.6	21.9
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of September 30, 2020 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Please see “common definitions” for a definition of Estimated Annual NOI and a description of its limitations.
(3) The information presented in this row for Southern California commercial assets includes our corporate headquarters wholly owned by KW comprising 58,000 sq. ft., $35 million of debt, 100% occupancy, $3.0 million in Estimated Annual NOI and KW Gross Asset Value of $67.0 million as of September 30, 2020.
(4) Estimated foreign exchange rates are €0.85 = $1 USD, and £0.77 = $1 USD, related to NOI.
(5) The information presented in this row for Ireland commercial assets includes our Irish headquarters wholly owned by KW comprising 16,000 sq. ft., 100% occupancy, $1.1 million in Estimated Annual NOI and KW Gross Asset Value of $30.0 million as of September 30, 2020.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Portfolio
As of September 30, 2020
(Unaudited)
(Dollars in millions, except ADR)

Hotel	# of Assets	Hotel Rooms	Average Daily Rate(2)	Kennedy Wilson's Share of Estimated Annual NOI(1)
Hawaii	1	72	$120.8	$0.1
Ireland(3)	1	265	314.8	9.0
Total Hotel	2	337	$305.9	$9.1

Development	1	150	See page 25 for more information
Total Hotel	3	487
(1) Please see “common definitions” for a definition of Estimated Annual NOI and a description of its limitations.
(2) Average Daily Rate data is based on the most recent 12 months and is weighted based on the Company's ownership percentage in the underlying properties.
(3) Estimated foreign exchange rates are €0.85 = $1 USD, and £0.77 = $1 USD, related to NOI.

Loans	# of Loans	Average Interest Rate	Loan Balance (KW Share)	Kennedy Wilson's Share of Annual Interest Income
Pacific Northwest	1	6.2%	$2.4	$0.1
Southern California	4	5.5%	22.2	1.2
Northern California	7	5.9%	46.5	2.7
Mountain States	1	7.5%	15.7	1.2
Total Loans	13	6.1%	$86.8	$5.2

Residential and Other	# of Investments	Residential Units/Lots	Total Acres	KW Gross Asset Value
Southern California	3	10	638	$25.3
Hawaii	5	238	3,242	223.9
Total Western U.S.	8	248	3,880	$249.2
United Kingdom(1)	1	—	1	4.3
Total Residential	9	248	3,881	$253.5

Other Investments	12	—	—	$58.5
Total Residential and Other	21	248	3,881	$312.0
(3) Estimated foreign exchange rates are €0.85 = $1 USD, and £0.77 = $1 USD, related to Gross Asset Value.

Kennedy-Wilson Holdings, Inc.
Lease-up Portfolio
As of September 30, 2020
(Unaudited)
(Dollars in millions)
Lease-Up Portfolio
This section includes the Company's assets that are undergoing lease-up. There is no certainty that these assets will reach stabilization in the time periods shown. In addition, the cost to complete lease-up assets is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

Property	Location	Type	KW Ownership %	# of Assets	Commercial Sq. Ft.	MF Units	Leased %	KW Share Est. Stabilized NOI	KW Est. Costs to Complete(1)	KW Gross Asset Value
2021
Old School	United Kingdom(2)	Office	100%	1	21,000	—	67%	$0.5	$0.5	$7.5
Capital Dock	Ireland(2)	Mixed-Use	50%	1	27,000	190	53	4.6	3.1	94.0
Clancy Quay - Phase 3	Ireland	Multifamily	50%	1	7,000	266	20	3.3	0.8	70.4
38° North (Santa Rosa)	Northern California	Multifamily	91%	1	—	120	52	2.1	2.4	33.0
400/430 California	Northern California	Office	10%	1	263,000	—	88	1.4	3.4	23.3
	2021 Subtotal			5	318,000	576	58%	$11.9	$10.2	$228.2
2022
Stockley Park	United Kingdom(2)	Office	100%	1	54,000	—	—	$2.6	$0.5	$37.2
Maidenhead	United Kingdom(2)	Office	100%	1	65,000	—	—	2.5	0.2	35.5
The Oaks	Southern California	Office	100%	1	357,000	—	64%	6.1	15.0	124.6
Various	United Kingdom(2)	Retail	100%	3	184,000	—	—	2.1	3.1	27.9
Various	United Kingdom(2)	Office	100%	2	281,000	—	34	8.0	14.1	136.8
	2022 Subtotal			8	941,000	—	40%	$21.3	$32.9	$362.0

	Total Lease-Up			13	1,259,000	576	47%	$33.2	$43.1	$590.2
Note: The table above excludes fund assets and one assets expected to sell, totaling 0.8 million commercial sq. ft. and KW Gross Asset Value of $82.6 million.
(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of September 30, 2020. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.
(2) Estimated foreign exchange rates are €0.85 = $1 USD and £0.77 = $1 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Development Projects - Income Producing
As of September 30, 2020
(Unaudited)
(Dollars in millions)
Development Projects - Income Producing
This section includes the market rate development or redevelopment projects that the Company is undergoing or considering, and excludes Vintage Housing Holdings and residential investments. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. In addition, the cost to complete development projects is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

					If Completed							Current
Property	Location	Type	Status	KW Ownership %	Est. Completion Date(1)	Est. Stabilization Date	Commercial Sq. Ft.	MF Units / Hotel Rooms	KW Share Est. Stabilized NOI	KW Est. Total Cost(1)	Est. Yield on Cost	KW Costs Incurred(2)	KW Est. Costs to Complete(1)
2022-2024
Kildare	Ireland(3)	Office	Under Construction	100%	2021	2022	64,000	—	$4	$62	7%	$29	$33
Hanover Quay	Ireland(3)	Office	Under Construction	60%	2021	2022	69,000	—	3	39	6%	27	12
The Clara	Mountain States	Multifamily	Under Construction	80%	2021	2022	—	277	3	47	6%	34	13
River Pointe	Mountain States	Multifamily	Under Construction	100%	2022	2022	—	89	1	22	6%	3	19
Coopers Cross	Ireland(3)	Office	Under Construction	50%	2023	2024	391,000	—	13	162	8%	49	113
Coopers Cross	Ireland(3)	Multifamily	Under Construction	50%	2023	2024	—	472	6	126	5%	51	75
Grange	Ireland(3)	Multifamily	Planning Received	50%	2023	2024	7,000	287	3	74	5%	17	57
Leisureplex	Ireland(3)	Mixed-Use	Planning Received	100%	2023	2024	20,000	232	7	138	5%	22	116
Kona Village Resort	Hawaii	Hotel	Under Construction	50%	2023	2024	—	150	19-22	336	6-7%	97	239
	2022-2024 Subtotal						551,000	1,507	$59-$62	$1,006	6%	$329	$677
Note: The table above excludes one fund multifamily development project for 333 units, one fund industrial development project for 0.2 million commercial sq. ft., and one development project where the scope is still being explored, totaling KW Gross Asset Value of $43 million.
(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of September 30, 2020. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. Kennedy Wilson expects to fund approximately $260 million of its share of remaining costs to complete with cash. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase. KW cost to complete differs from KW share total capitalization as the latter includes costs that have already been incurred to date while the former relates to future estimated costs.
(2) Includes land costs.
(3) Estimated foreign exchange rates are €0.85 = $1 USD and £0.77 = $1 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Vintage Housing Holdings - Lease-up Assets and Development Projects
As of September 30, 2020
(Unaudited)
(Dollars in millions)
Lease-up Assets and Development Projects - Vintage Housing Holdings
This section includes the Company's lease-up assets and development projects or redevelopment projects that the Company is undergoing or considering through its Vintage platform, which the Company has a 36% ownership interest in. The Company expects to have no cash equity basis in these projects at completion due to the use of property level debt and proceed from the sale of tax credits. The scope of these projects may change. There is no certainty the lease-up assets will reach stabilization or the Company will develop or redevelop any or all of these potential projects. All dollar amounts are Kennedy Wilson's share.

			If Completed					Current
Property	Location	Status	Est. Completion Date(1)	Est. Stabilization Date	MF Units	Est. Cash to KW(2)	KW Share Est. Stabilized NOI	KW Cash Basis	Leased %
2020-2021
Sky Mountain	Mountain States	Lease-up	N/A	2020	288	0.9	0.7	—	100%
Seatac	Pacific Northwest	Lease-up	N/A	2021	170	1.2	0.7	—	16
The View	Pacific Northwest	Under Construction	2021	2021	408	0.5	1.1	—	NA
The Farm	Pacific Northwest	Under Construction	2021	2022	354	7.0	2.1	4.1	NA
Sanctuary	Mountain States	Under Construction	2022	2022	208	0.4	0.4	—	NA
Quinn	Pacific Northwest	In Planning	2022	2023	227	2.8	1.0	—	NA
Station	Pacific Northwest	In Planning	2022	2023	197	2.7	0.9	—	NA
The Point	Pacific Northwest	In Planning	2022	2023	161	1.5	0.7	—	NA
Beacon Hill	Pacific Northwest	In Planning	2023	2023	240	5.8	0.9	5.7	NA
					2,253	$22.8	$8.5	$9.8
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all. Kennedy Wilson expects to have no cash equity basis in these projects at completion.
(2) Represents the total cash Kennedy Wilson currently expects to receive from paid developer fees and proceeds from the sale of tax credits. Payment of the developer fee is contingent on the Company’s ability to meet certain criteria as outlined in each project’s Limited Partnership Agreement and may vary based on a number of factors.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
As of September 30, 2020
(Unaudited)
(Dollars in millions)

	Consolidated				Unconsolidated
Maturity	Consolidated Secured(1)(5)	Kennedy Wilson Europe Unsecured Bonds(2)	KW Unsecured Debt		Unconsolidated Secured	KW Share(3)
2020	$13.7	$—	$—		$79.9	$22.3
2021	88.9	—	—		309.8	158.3
2022	309.6	645.6	—		502.9	1,131.1
2023	387.1	—	—		477.1	490.8
2024	164.0	—	1,350.0	(4)	646.7	1,773.2
2025	537.5	644.8	—		474.7	1,359.1
2026	353.7	—	—		279.3	417.9
2027	247.4	—	—		151.7	317.6
2028	327.6	—	—		204.5	401.1
2029	31.6	—	—		323.4	76.4
Thereafter	68.0	—	—		966.8	91.6
Total	$2,529.1	$1,290.4	$1,350.0		$4,416.8	$6,239.4

Cash	(187.6)	(280.1)	(259.5)		(263.7)	(793.4)
Net Debt	$2,341.5	$1,010.3	$1,090.5		$4,153.1	$5,446.0
(1) Excludes $12.4 million of unamortized loan fees and unamortized net premium of $3.5 million, as of September 30, 2020.
(2) Excludes $2.7 million of unamortized loan fees and unamortized net discount of $2.8 million, as of September 30, 2020.
(3) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $82.6 million, based on contractual ownership.
(4) Represents principal balance of senior notes ($1.15 billion) and credit facility ($200.0 million).

	Weighted Average
Debt Type	Annual Interest Rate	Years to Maturity
Consolidated Secured	3.4%	5.0
Kennedy Wilson Europe Unsecured Bonds	3.5%	3.4
KW Unsecured Debt	5.3%	3.6
Unconsolidated Secured	2.6%	4.4
Total (KW Share)	3.7%	4.2

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule (continued)
As of September 30, 2020
(Unaudited)
(Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

	KW Share of Debt(1)
	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total KW Share of Debt
Secured Investment Level Debt	$2,436.3	$789.5	$373.2	$3,599.0
Kennedy Wilson Europe Unsecured Bonds	1,290.4	—	—	1,290.4
KW Unsecured Debt	1,150.0	—	200.0	1,350.0
Total	$4,876.7	$789.5	$573.2	$6,239.4
% of Total Debt	78%	13%	9%	100%
(1) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $82.6 million, based on contractual ownership.

	KW Share of Secured Investment Debt(1)
	Multifamily	Office	Retail	Industrial	Hotels	Residential and Other	Total	% of KW Share
Pacific Northwest	$638.7	$110.8	$11.2	$—	$—	$—	$760.7	21%
Southern California	276.8	162.9	30.9	—	—	—	470.6	13%
Northern California	309.4	75.6	—	—	—	—	385.0	11%
Mountain States	444.5	26.6	64.4	—	—	—	535.5	15%
Hawaii	—	—	—	—	24.7	29.9	54.6	1%
Total Western US	$1,669.4	$375.9	$106.5	$—	$24.7	$29.9	$2,206.4	61%

United Kingdom	$—	$162.6	$200.2	$66.5	$—	$—	$429.3	12%
Ireland	400.9	334.2	102.0	—	84.4	—	921.5	26%
Spain	—	—	41.8	—	—	—	41.8	1%
Italy	—	—	—	—	—	—	—	—%
Total Europe	$400.9	$496.8	$344.0	$66.5	$84.4	$—	$1,392.6	39%

Total	$2,070.3	$872.7	$450.5	$66.5	$109.1	$29.9	$3,599.0	100%
% of Total Debt	58%	24%	13%	2%	3%	—%	100%
(1) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $82.6 million, based on contractual ownership.

Kennedy-Wilson Holdings, Inc.
Investment Management and Real Estate Services Platform
(Unaudited, Dollars in millions)
Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has approximately $20 billion in IMRES AUM(1)(3) and 50 million square feet under management as of September 30, 2020.

Adjusted Fees - Detail
	3Q		YTD
Fee Description	2020	2019	2020	2019
Investment Management — Base	$6.3	$4.4	$16.5	$12.7
Investment Management — Performance	(1.3)	17.6	(2.6)	40.8
Investment Management — Acquisition/ Disposition	—	1.1	—	4.2
Property Services	2.9	4.4	9.4	12.7
Total Adjusted Fees(2)	$7.9	$27.5	$23.3	$70.4
(1) As defined in "Common Definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of Adjusted Fees to its closest GAAP measure.
(3) Includes $2.5 billion related to the Company's property services division, which was sold in October 2020.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson.

Three Months Ended September 30,	Same Property Units	Average Occupancy %			Total Revenues(2)			Net Operating Income(2)
2020 vs. 2019	2020	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change

Market Rate Portfolio
Region:
Pacific Northwest	4,627	95.2%	93.9%	1.4%	$19.4	$19.4	0.2%	$12.4	$12.5	(0.9)%
Southern California	2,500	95.6	95.1	0.5	9.7	9.8	(0.7)	6.1	6.2	(1.8)
Northern California	1,728	94.2	92.4	1.9	9.8	10.0	(1.8)	6.0	6.2	(3.4)
Mountain States	5,284	94.9	93.9	1.1	13.3	12.7	4.0	8.8	8.4	5.6
Western U.S.	14,139	95.0%	93.8%	1.3%	$52.2	$51.9	0.6%	$33.3	$33.3	0.1%
Ireland	2,067	93.2	98.3	(5.2)	6.9	7.2	(4.3)	5.4	5.7	(4.9)
Total	16,206	94.9%	94.2%	0.7%	$59.1	$59.1	0.6%	$38.7	$39.0	(0.6)%

Affordable Portfolio
Region:
Pacific Northwest	4,829	95.4%	96.4%	(1.1)%	$5.6	$5.5	2.2%	$4.0	$3.9	2.9%
Southern California	468	95.3	94.4	0.9	0.6	0.6	4.2	0.5	0.4	5.2
Northern California	676	96.5	95.9	0.6	0.8	0.8	0.7	0.6	0.6	(1.5)
Mountain States	714	93.2	95.1	(2.0)	0.7	0.7	(0.5)	0.4	0.4	1.4
Western U.S.	6,687	95.3%	96.1%	(0.8)%	$7.7	$7.6	2.0%	$5.5	$5.3	2.5%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis (continued)
(Unaudited)
(Dollars in millions)

Nine Months Ended September 30,	Same Property Units	Average Occupancy %			Total Revenues(2)			Net Operating Income(2)
2020 vs. 2019	2020	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change

Market Rate Portfolio
Region:
Pacific Northwest	4,627	94.8%	94.2%	0.7%	$58.4	$57.3	1.9%	$37.8	$37.7	0.2%
Southern California	2,500	95.0	95.1	(0.2)	29.3	28.9	1.3	18.7	18.6	0.3
Northern California	1,728	94.0	93.0	1.1	29.9	29.8	0.1	18.9	19.3	(2.2)
Mountain States	5,007	94.6	93.9	0.7	38.9	37.0	5.2	25.9	24.5	5.7
Western US	13,862	94.6%	94.0%	0.6%	$156.5	$153.0	2.2%	$101.3	$100.1	1.1%
Ireland	2,067	95.8	97.3	(1.5)	21.6	21.5	0.5	17.1	17.0	0.4
Total	15,929	94.7%	94.3%	0.4%	$178.1	$174.5	2.0%	$118.4	$117.1	1.0%

Affordable Portfolio
Region:
Pacific Northwest	4,531	95.8%	96.6%	(0.8)%	$15.5	$15.0	3.6%	$10.8	$10.3	4.6%
Southern California	468	95.0	95.0	—	1.8	1.7	7.9	1.4	1.2	9.6
Northern California	676	97.7	94.9	2.9	2.5	2.4	3.7	1.7	1.7	2.8
Mountain States	714	95.7	96.2	(0.5)	2.0	2.0	(0.3)	1.4	1.3	2.6
Western US	6,389	95.9%	96.3%	(0.4)%	$21.8	$21.1	3.6%	$15.3	$14.5	4.6%

Kennedy-Wilson Holdings, Inc.
Commercial Same Property Analysis
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson. The analysis below excludes the effects of straight-line rent.

Three Months Ended September 30,	Same Property Square Feet	Average Occupancy %			Total Revenues(2)			Net Operating Income(2)
2020 vs. 2019	2020	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change

Region:
Pacific Northwest(3)	1.1	99.6%	99.2%	0.4%	$4.6	$4.3	6.6%	$4.0	$3.7	7.1%
Southern California(4)	1.6	91.9	93.0	(1.1)	3.9	4.1	(4.5)	2.7	2.8	(3.4)
Northern California	0.4	100.0	81.1	23.4	0.2	0.2	4.4	0.1	0.1	1.3
Mountain States	1.9	89.3	93.4	(4.4)	1.9	1.9	3.0	1.7	1.6	2.8
Western U.S.	5.0	94.1%	95.2%	(1.1)%	10.6	10.5	1.4%	8.5	8.2	2.6%
United Kingdom(5)	5.2	96.1	96.6	(0.4)	15.1	17.0	(10.7)	13.9	15.5	(10.5)
Ireland(6)	1.5	96.6	97.6	(1.0)	10.9	10.8	0.9	10.5	10.3	2.1
Spain(7)	0.4	95.6	94.7	1.0	1.6	1.7	(4.6)	1.1	1.3	(14.4)
Italy	0.7	100.0	100.0	—	2.6	2.6	0.1	2.3	2.3	0.6
Europe	7.8	96.6%	97.0%	(0.4)%	30.2	32.1	(5.6)%	27.8	29.4	(5.4)%

Total	12.8	96.1%	96.6%	(0.6)%	$40.8	$42.6	(3.9)%	$36.3	$37.6	(3.6)%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.
(3) Including the effects of straight-lining of rents during the period, Pacific Northwest Same Property portfolio experienced revenue and NOI growth of 2.5% and 2.6%, respectively.
(4) Including the effects of straight-lining of rents during the period, Southern California Same Property portfolio experienced revenue and NOI decline of 5.6% and 5.0%, respectively.
(5) Including the effects of straight-lining of rents during the period, United Kingdom Same Property portfolio experienced revenue and NOI decline of 8.3% and 7.9%, respectively.
(6) Including the effects of straight-lining of rents during the period, Ireland Same Property portfolio experienced revenue and NOI decline of 4.5% and 3.5%, respectively.
(7) Including the effects of straight-lining of rents during the period, Spain Same Property portfolio experienced revenue and NOI decline of 27.1% and 42.9%, respectively.

Kennedy-Wilson Holdings, Inc.
Commercial Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions

Nine Months Ended September 30,	Same Property Square Feet	Average Occupancy %			Total Revenues(2)			Net Operating Income(2)
2020 vs. 2019	2020	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change

Region:
Pacific Northwest(3)	0.9	99.8%	99.2%	0.6%	$13.7	$12.9	5.8%	$11.5	$11.1	4.2%
Southern California(4)	0.8	94.0	94.6	(0.7)	11.6	11.4	1.5	8.1	8.0	1.3
Northern California	0.4	100.0	81.1	23.4	0.7	0.6	2.1	0.5	0.5	3.2
Mountain States	1.9	89.4	92.7	(3.6)	5.8	5.7	2.4	5.0	4.9	3.4
Western U.S.	4.0	94.7%	95.3%	(0.7)%	31.8	30.6	3.5%	25.1	24.5	3.1%
United Kingdom(5)	5.2	96.5	96.2	0.4	44.3	51.8	(14.4)	40.5	47.2	(14.1)
Ireland(6)	1.5	97.0	97.8	(0.8)	32.6	31.4	3.8	31.6	30.1	4.9
Spain	0.4	96.0	91.1	5.5	4.9	5.0	(0.9)	3.7	3.8	(4.3)
Italy	0.7	100.0	100.0	—	7.8	7.8	0.1	6.9	7.0	(0.3)
Europe	7.8	96.9%	96.6%	0.4%	89.6	96.0	(6.6)%	82.7	88.1	(6.1)%

Total	11.8	96.5%	96.3%	0.2%	$121.4	$126.6	(4.1)%	$107.8	$112.6	(4.1)%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.
(3) Including the effects of straight-lining of rents during the period, Pacific Northwest Same Property portfolio experienced revenue and NOI growth of 2.2% and 0.0%, respectively.
(4) Including the effects of straight-lining of rents during the period, Southern California Same Property portfolio experienced revenue and NOI growth of 1.1% and 0.9%, respectively.
(5) Including the effects of straight-lining of rents during the period, United Kingdom Same Property portfolio experienced revenue and NOI decline of 10.6% and 9.9%, respectively.
(6) Including the effects of straight-lining of rents during the period, Ireland Same Property portfolio experienced revenue and NOI growth of 1.3% and 2.2%, respectively.
(7) Including the effects of straight-lining of rents during the period, Spain Same Property portfolio experienced revenue and NOI decline of 16.1% and 24.7%, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the acquisitions and dispositions completed during the three and nine months ended September 30, 2020:

	100%				Kennedy Wilson's Share
Acquisitions	Real Estate Aggregate Purchase Price	Cap Rate(1)	Loan Purchases/Originations	Annual Return(4)	Real Estate Aggregate Purchase Price	Cap Rate(2)(4)	Loan Purchases/Originations	Annual Return(4)	Est. Forward Yield on Cost	KW Ownership(3)
3Q-20
Western U.S.	$—	—%	$335.2	5.7%	$—	—%	$58.3	7.1%	7.1%	17.4%
Europe	—	—%	—	—%	—	—%	—	—%	—%	—%
Total	$—	—%	$335.2	5.7%	$—	—%	$58.3	7.1%	7.1%	17.4%

YTD
Western U.S.	$69.6	7.5%	$614.0	5.7%	$12.2	7.5%	$78.2	6.5%	6.6%	13.2%
Europe	29.1	7.8%	—	—%	4.8	7.8%	—	—%	7.8%	16.7%
Total	$98.7	7.6%	$614.0	5.7%	$17.0	7.6%	$78.2	6.5%	6.7%	13.4%

	100%		Kennedy Wilson's Share
Dispositions	Aggregate Sale Price	Cap Rate(1)	Pro-Rata Sale Price	Cap Rate(2)(4)	KW Ownership(3)
3Q-20
Western U.S.	$—	—%	$—	—%	—%
Europe	47.2	7.6%	47.2	7.6%	100.0%
Total	$47.2	7.6%	$47.2	7.6%	100.0%

YTD
Western U.S.	$29.5	—%	$28.4	—%	96.2%
Europe	348.9	4.9%	348.9	4.9%	100.0%
Total	$378.4	4.9%	$377.3	4.9%	99.7%
Note: The table above excludes three partial retail sales in the Western U.S. for $7.3 million, of which Kennedy Wilson's share was $1.7 million.
(1) For acquisitions and dispositions, the Cap Rate includes only income-producing properties. For the nine months ended September 30, 2020, there were $41.0 million of dispositions of non-performing loan investments. For the nine months ended September 30, 2020, there were $26.5 million of acquisitions and $52.6 million of dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(2) For acquisitions and dispositions, the Cap Rate includes only income-producing properties at Kennedy Wilson's share. For the nine months ended September 30, 2020, there were $41.0 million of dispositions of non-performing loan investments. For the nine months ended September 30, 2020, there were $8.3 million of acquisitions and $51.4 million of dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(3) Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition.
(4) As defined in "Common Definitions" section of the earnings release.

Kennedy-Wilson Holdings, Inc.
Segment Detail
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2020
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$102.2	$—	$—	$102.2
Hotel	3.1	—	—	3.1
Sale of real estate	—	—	—	—
Investment management and property services fees	—	5.5	3.4	8.9
Total revenue	105.3	5.5	3.4	114.2
Expenses
Rental	33.5	—	—	33.5
Hotel	2.7	—	—	2.7
Cost of real estate sold	—	—	—	—
Commission and marketing	—	—	0.9	0.9
Compensation and related	9.4	4.5	12.4	26.3
General and administrative	4.8	1.8	2.0	8.6
Depreciation and amortization	44.3	—	—	44.3
Total expenses	94.7	6.3	15.3	116.3
Income from unconsolidated investments, net of depreciation and amortization	—	14.9	—	14.9
Gain on sale of real estate, net	4.0	—	—	4.0
Transaction-related expenses	(0.1)	—	—	(0.1)
Interest expense	(32.8)	—	(18.0)	(50.8)
Other (loss) income	1.1	—	0.5	1.6
(Loss) income before (provision for) benefit from income taxes	(17.2)	14.1	(29.4)	(32.5)
(Provision for) benefit from income taxes	(0.8)	—	13.6	12.8
Net (loss) income	(18.0)	14.1	(15.8)	(19.7)
Net loss attributable to noncontrolling interests	(1.1)	—	—	(1.1)
Preferred dividends	—	—	(4.3)	(4.3)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(19.1)	$14.1	$(20.1)	$(25.1)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$32.0	$7.5	$18.0	$57.5
Depreciation and amortization	43.1	1.7	—	44.8
Provision for (benefit from) income taxes	0.8	—	(13.6)	(12.8)
Preferred dividends	—	—	4.3	4.3
Share-based compensation	—	—	7.6	7.6
Fees eliminated in consolidation	—	—	—	—
Adjusted EBITDA	$56.8	$23.3	$(3.8)	$76.3

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30, 2020
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$308.8	$—	$—	$308.8
Hotel	10.4	—	—	10.4
Sale of real estate	—	—	—	—
Investment management and property services fees	—	15.2	10.0	25.2
Total revenue	319.2	15.2	10.0	344.4
Expenses
Rental	102.2	—	—	102.2
Hotel	10.9	—	—	10.9
Cost of real estate sold	—	—	—	—
Commission and marketing	—	—	2.5	2.5
Compensation and related	30.3	14.0	40.8	85.1
General and administrative	14.6	5.1	6.4	26.1
Depreciation and amortization	135.1	—	—	135.1
Total expenses	293.1	19.1	49.7	361.9
Income from unconsolidated investments, net of depreciation and amortization	—	45.0	—	45.0
Gain on sale of real estate, net	47.7	—	—	47.7
Transaction-related expenses	(0.6)	—	—	(0.6)
Interest expense	(99.8)	—	(51.5)	(151.3)
Other (loss) income	—	—	1.7	1.7
(Loss) income before (provision for) benefit from income taxes	(26.6)	41.1	(89.5)	(75.0)
(Provision for) benefit from income taxes	(8.4)	—	18.7	10.3
Net (loss) income	(35.0)	41.1	(70.8)	(64.7)
Net loss attributable to noncontrolling interests	0.5	—	—	0.5
Preferred dividends	—	—	(12.9)	(12.9)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(34.5)	$41.1	$(83.7)	$(77.1)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$97.5	$24.7	$51.5	$173.7
Depreciation and amortization	131.5	5.2	—	136.7
Provision for (benefit from) income taxes	8.0	1.1	(18.7)	(9.6)
Share-based compensation	—	—	24.5	24.5
Preferred Dividends	—	—	12.9	12.9
Fees eliminated in consolidation	(0.2)	—	0.2	—
Adjusted EBITDA	$202.3	$72.1	$(13.3)	$261.1

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2019
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$108.3	$—	$—	$108.3
Hotel	25.1	—	—	25.1
Sale of real estate	—	—	—	—
Investment management and property services fees	—	5.3	4.3	9.6
Total revenue	133.4	5.3	4.3	143.0
Expenses
Rental	39.0	—	—	39.0
Hotel	17.3	—	—	17.3
Cost of real estate sold	—	—	—	—
Commission and marketing	—	—	1.2	1.2
Compensation and related	11.4	9.2	15.0	35.6
General and administrative	3.0	2.8	2.6	8.4
Depreciation and amortization	46.4	—	—	46.4
Total expenses	117.1	12.0	18.8	147.9
Income from unconsolidated investments, net of depreciation and amortization	—	84.0	—	84.0
Gain on sale of real estate, net	6.3	—	—	6.3
Transaction-related expenses	(4.0)	—	—	(4.0)
Interest expense	(35.1)	—	(16.7)	(51.8)
Other income	3.3	—	(3.3)	—
Income (loss) before provision for income taxes	(13.2)	77.3	(34.5)	29.6
Provision for income taxes	(2.2)	—	(8.0)	(10.2)
Net income (loss)	(15.4)	77.3	(42.5)	19.4
Net income attributable to noncontrolling interests	1.3	—	—	1.3
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(14.1)	$77.3	$(42.5)	$20.7

Add back (less) (Kennedy Wilson's Share):
Interest expense	$34.0	$7.7	$16.7	$58.4
Depreciation and amortization	44.8	2.1	—	46.9
Provision for income taxes	2.2	—	8.0	10.2
Share-based compensation	—	—	6.3	6.3
Fees eliminated in consolidation	(0.3)	0.3	—	—
Adjusted EBITDA	$66.6	$87.4	$(11.5)	$142.5

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30, 2019
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$336.1	$—	$—	$336.1
Hotel	62.9	—	—	62.9
Sale of real estate	1.1	—	—	1.1
Investment management and property services fees	—	15.1	12.2	27.3
Total revenue	400.1	15.1	12.2	427.4
Expenses
Rental	113.3	—	—	113.3
Hotel	47.6	—	—	47.6
Cost of real estate sold	1.2	—	—	1.2
Commission and marketing	—	—	2.9	2.9
Compensation and related	39.4	19.7	48.8	107.9
General and administrative	15.9	6.3	8.0	30.2
Depreciation and amortization	141.7	—	—	141.7
Total expenses	359.1	26.0	59.7	444.8
Income from unconsolidated investments, net of depreciation and amortization	—	131.6	—	131.6
Gain on sale of real estate, net	252.4	—	—	252.4
Transaction-related expenses	(5.9)	—	—	(5.9)
Interest expense	(109.5)	—	(53.3)	(162.8)
Other (expense) income	1.8	—	(2.4)	(0.6)
Income (loss) before provision for income taxes	179.8	120.7	(103.2)	197.3
Provision for income taxes	(5.8)	—	(29.3)	(35.1)
Net income (loss)	174.0	120.7	(132.5)	162.2
Net income attributable to noncontrolling interests	(96.0)	—		(96.0)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$78.0	$120.7	$(132.5)	$66.2

Add back (less) (Kennedy Wilson's Share):
Interest expense	$105.2	$23.6	$53.3	$182.1
Depreciation and amortization	136.3	6.4	—	142.7
Provision for income taxes	5.8	—	29.3	35.1
Share-based compensation	—	—	23.9	23.9
Fees eliminated in consolidation	(18.1)	18.1	—	—
Adjusted EBITDA	$307.2	$168.8	$(26.0)	$450.0

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	September 30, 2020		December 31, 2019
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$(6.8)	$73.0	$(17.3)	$60.7
Accounts receivable	(1.6)	7.4	(1.3)	4.0
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (1)	(104.9)	2,489.9	(189.7)	2,461.5
Unconsolidated investments	—	(1,277.0)	—	(1,326.5)
Other assets	(4.7)	186.4	(7.7)	223.4
Total assets	$(118.0)	$1,479.7	$(216.0)	$1,423.1

Liabilities
Accounts payable	$(0.8)	$—	$(1.9)	$—
Accrued expenses and other liabilities	(24.0)	55.6	(28.9)	85.6
Mortgage debt	(65.5)	1,424.1	(144.7)	1,337.5
KW unsecured debt	—	—	—	—
KWE unsecured bonds	—	—	—	—
Total liabilities	(90.3)	1,479.7	(175.5)	1,423.1
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(27.7)	—	(40.5)	—
Total equity	(27.7)	—	(40.5)	—
Total liabilities and equity	$(118.0)	$1,479.7	$(216.0)	$1,423.1
(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $25.8 million and $71.2 million relating to noncontrolling interests and unconsolidated investments, and $24.3 million and $61.3 million relating to noncontrolling interests and unconsolidated investments, as of September 30, 2020 and December 31, 2019, respectively.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	3Q - 2020		3Q - 2019
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(2.3)	$35.1	$(3.8)	$28.8
Hotel	—	—	—	—
Sale of real estate	—	0.4	—	5.4
Investment management and property services fees	0.2	(1.3)	0.3	17.6
Total revenue	(2.1)	34.2	(3.5)	51.8
Expenses
Rental	(0.8)	11.3	(1.9)	9.0
Hotel	—	—	—	—
Cost of real estate sold	—	0.5	—	5.1
Commission and marketing	—	—	—	—
Compensation and related	—	—	—	—
General and administrative	—	—	0.5	—
Depreciation and amortization	(1.2)	1.7	(1.7)	2.1
Total expenses	(2.0)	13.5	(3.1)	16.2
Income from unconsolidated investments, net of depreciation and amortization	—	(14.9)	—	(84.0)
Gain on sale of real estate, net	(0.1)	(6.7)	0.4	51.1
Transaction-related expenses	—	—	0.7	—
Interest expense	0.7	(7.5)	0.9	(7.7)
Other income (loss)	(1.6)	(5.0)	(0.3)	(2.4)
Fair Value/Other Adjustments (3)	—	13.4	—	7.4
Income before benefit from income taxes	(1.1)	—	1.3	—
Benefit from income taxes	—	—	—	—
Net income	(1.1)	—	1.3	—
Net loss attributable to noncontrolling interests	1.1	—	(1.3)	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(7.7)	$109.3	$(14.2)	$82.5
Hotel	—	—	(1.1)	—
Sale of real estate	—	3.2	(0.6)	20.8
Investment management and property services fees	0.3	(2.5)	17.9	25.0
Total revenue	(7.4)	110.0	2.0	128.3
Expenses
Rental	(2.9)	32.8	(6.4)	26.7
Hotel	—	—	(0.9)	—
Cost of real estate sold	—	4.3	(0.7)	19.3
Commission and marketing	—	—	—	—
Compensation and related	—	—	—	—
General and administrative	—	—	(0.3)	—
Depreciation and amortization	(3.6)	5.1	(5.7)	6.4
Total expenses	(6.5)	42.2	(14.0)	52.4
Income from unconsolidated investments, net of depreciation and amortization	—	(45.0)	(1.3)	(130.3)
Gain on sale of real estate, net	(0.2)	(7.3)	(116.7)	53.5
Transaction-related expenses	0.1	—	0.8	—
Interest expense	2.1	(24.8)	4.2	(23.8)
Other income (loss)	(1.0)	(9.8)	1.0	(6.1)
Fair Value/Other Adjustments (3)	—	20.1	—	30.8
Loss before benefit from income taxes	0.1	1.0	(96.0)	—
Provision for income taxes	0.4	(1.0)	—	—
Net income	0.5	—	(96.0)	—
Net (loss) income attributable to noncontrolling interests	(0.5)	—	96.0	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share Amounts
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Interest expense - investment (Kennedy Wilson's Share)
Interest expense - investment	$32.8	$35.1	$99.8	$109.5
Interest expense (attributable to noncontrolling interests)	(0.8)	(1.1)	(2.3)	(4.3)
Kennedy Wilson's share of interest expense included in unconsolidated investments	7.5	7.7	24.7	23.6
Interest expense - investment (Kennedy Wilson's Share)	$39.5	$41.7	$122.2	$128.8

Interest expense - corporate (Kennedy Wilson's Share)
Interest expense - corporate	$18.0	$16.7	$51.5	$53.3
Interest expense - corporate (Kennedy Wilson's Share)	$18.0	$16.7	$51.5	$53.3

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	$44.3	$46.4	$135.1	$141.7
Depreciation and amortization (attributable to noncontrolling interests)	(1.2)	(1.6)	(3.6)	(5.4)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.7	2.1	5.2	6.4
Depreciation and amortization (Kennedy Wilson's Share)	$44.8	$46.9	$136.7	$142.7

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
Provision for (benefit from) income taxes	$(12.8)	$10.2	$(10.3)	$35.1
Benefit from taxes (attributable to noncontrolling interests)	—	—	(0.4)	—
Provision for income taxes included in unconsolidated investments	—	—	1.1	—
Provision for income taxes (Kennedy Wilson's Share)	$(12.8)	$10.2	$(9.6)	$35.1

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in million

	3Q - 2020		3Q - 2019
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Rental Revenues	$102.2	$102.2	$108.3	$108.3
Hotel Revenues	3.1	3.1	25.1	25.1
Rental (Expenses)	—	(33.5)	—	(39.0)
Hotel (Expenses)	—	(2.7)	—	(17.3)
Consolidated Total	105.3	69.1	133.4	77.1
Less: NCI adjustments (1)	(1.4)	(0.7)	(2.9)	(1.2)
Add: Unconsolidated investment adjustments (2)	25.0	17.9	25.8	18.8
Add: Straight-line and above/below market rents	(1.4)	(1.4)	(0.3)	(0.3)
Less: Reimbursement of recoverable operating expenses	(7.4)	—	(6.2)	—
Less: Properties bought and sold (3)	(4.8)	(0.8)	(21.3)	(10.5)
Less: Other properties excluded (4)	(6.1)	(1.5)	(19.0)	(5.5)
Other Reconciling Items (5)	(1.6)	(2.1)	(0.2)	3.5
Same Property	$107.6	$80.5	$109.3	$81.9

	3Q - 2020		3Q - 2019
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$40.8	$36.3	$42.6	$37.6
Multifamily Market Rate Portfolio - Same Property	59.1	38.7	59.1	39.0
Multifamily Affordable Portfolio - Same Property	7.7	5.5	7.6	5.3
Same Property	$107.6	$80.5	$109.3	$81.9
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable periods.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in million

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Rental Revenues	$308.8	$308.8	$336.1	$336.1
Hotel Revenues	10.4	10.4	62.9	62.9
Rental (Expenses)	—	(102.2)	—	(113.3)
Hotel (Expenses)	—	(10.9)	—	(47.6)
Consolidated Total	319.2	206.1	399.0	238.1
Less: NCI adjustments (1)	(4.8)	(2.5)	(10.7)	(5.2)
Add: Unconsolidated investment adjustments (2)	74.1	54.0	73.9	54.2
Add: Straight-line and above/below market rents	(8.8)	(8.8)	(4.0)	(4.0)
Less: Reimbursement of recoverable operating expenses	(18.3)	—	(23.0)	—
Less: Properties bought and sold (3)	(15.9)	(7.4)	(64.5)	(29.0)
Less: Other properties excluded (4)	(21.6)	(2.0)	(51.0)	(13.2)
Other Reconciling Items (5)	(2.6)	2.1	2.5	3.3
Same Property	$321.3	$241.5	$322.2	$244.2

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$121.4	$107.8	$126.6	$112.6
Multifamily Market Rate Portfolio - Same Property	178.1	118.4	174.5	117.1
Multifamily Affordable Portfolio - Same Property	21.8	15.3	21.1	14.5
Same Property	$321.3	$241.5	$322.2	$244.2
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable periods.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in million

	3Q - 2020		3Q - 2019
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Net Income	$(19.7)	$(19.7)	$19.4	$19.4
Less: (Provision for) benefit from income taxes	(12.8)	(12.8)	10.2	10.2
Less: Income from unconsolidated investments	(14.9)	(14.9)	(84.0)	(84.0)
Less: Gain on sale of real estate, net	(4.0)	(4.0)	(6.3)	(6.3)
Add: Acquisition-related expenses	0.1	0.1	4.0	4.0
Add: Interest expense	50.8	50.8	51.8	51.8
Less: Other (loss) income	(1.6)	(1.6)	—	—
Less: Sale of real estate	—	—	—	—
Less: Investment management, property services and research fees	(8.9)	(8.9)	(9.6)	(9.6)
Add: Rental expenses	33.5	—	39.0	—
Add: Hotel expenses	2.7	—	17.3	—
Add: Cost of real estate sold	—	—	—	—
Add: Commission and marketing	0.9	0.9	1.2	1.2
Add: Compensation and related	26.3	26.3	35.6	35.6
Add: General and administrative	8.6	8.6	8.4	8.4
Add: Depreciation and amortization	44.3	44.3	46.4	46.4
Less: NCI adjustments (1)	(1.4)	(0.7)	(2.9)	(1.2)
Add: Unconsolidated investment adjustments (2)	25.0	17.9	25.8	18.8
Add: Straight-line and above/below market rents	(1.4)	(1.4)	(0.3)	(0.3)
Less: Reimbursement of recoverable operating expenses	(7.4)	—	(6.2)	—
Less: Properties bought and sold (3)	(4.8)	(0.8)	(21.3)	(10.5)
Less: Other properties excluded (4)	(6.1)	(1.5)	(19.0)	(5.5)
Other Reconciling Items (5)	(1.6)	(2.1)	(0.2)	3.5
Same Property	$107.6	$80.5	$109.3	$81.9

	3Q - 2020		3Q - 2019
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$40.8	$36.3	$42.6	$37.6
Multifamily Market Rate Portfolio - Same Property	59.1	38.7	59.1	39.0
Multifamily Affordable Portfolio - Same Property	7.7	5.5	7.6	5.3
Same Property	$107.6	$80.5	$109.3	$81.9
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable periods.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in millions)

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Net Income	$(64.7)	$(64.7)	$162.2	$162.2
Less: (Provision for) benefit from income taxes	(10.3)	(10.3)	35.1	35.1
Less: Income from unconsolidated investments	(45.0)	(45.0)	(131.6)	(131.6)
Less: Gain on sale of real estate, net	(47.7)	(47.7)	(252.4)	(252.4)
Add: Acquisition-related expenses	0.6	0.6	5.9	5.9
Add: Interest expense	151.3	151.3	162.8	162.8
Less: Other (loss) income	(1.7)	(1.7)	0.6	0.6
Less: Sale of real estate	—	—	(1.1)	(1.1)
Less: Investment management, property services and research fees	(25.2)	(25.2)	(27.3)	(27.3)
Add: Rental expenses	102.2	—	113.3	—
Add: Hotel expenses	10.9	—	47.6	—
Add: Cost of real estate sold	—	—	1.2	1.2
Add: Commission and marketing	2.5	2.5	2.9	2.9
Add: Compensation and related	85.1	85.1	107.9	107.9
Add: General and administrative	26.1	26.1	30.2	30.2
Add: Depreciation and amortization	135.1	135.1	141.7	141.7
Less: NCI adjustments (1)	(4.8)	(2.5)	(10.7)	(5.2)
Add: Unconsolidated investment adjustments (2)	74.1	54.0	73.9	54.2
Add: Straight-line and above/below market rents	(8.8)	(8.8)	(4.0)	(4.0)
Less: Reimbursement of recoverable operating expenses	(18.3)	—	(23.0)	—
Less: Properties bought and sold (3)	(15.9)	(7.4)	(64.5)	(29.0)
Less: Other properties excluded (4)	(21.6)	(2.0)	(51.0)	(13.2)
Other Reconciling Items (5)	(2.6)	2.1	2.5	3.3
Same Property	$321.3	$241.5	$322.2	$244.2

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$121.4	$107.8	$126.6	$112.6
Multifamily Market Rate Portfolio - Same Property	178.1	118.4	174.5	117.1
Multifamily Affordable Portfolio - Same Property	21.8	15.3	21.1	14.5
Same Property	$321.3	$241.5	$322.2	$244.2
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable periods.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc
Property-Level NOI Reconciliation
(Unaudited)
(Dollars in millions)

	Property-Level NOI		Property-Level NOI
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net Income	$(19.7)	$19.4	$(64.7)	$162.2
Less: (Provision for) benefit from income taxes	(12.8)	10.2	(10.3)	35.1
Less: Income from unconsolidated investments	(14.9)	(84.0)	(45.0)	(131.6)
Less: Gain on sale of real estate, net	(4.0)	(6.3)	(47.7)	(252.4)
Add: Acquisition-related expenses	0.1	4.0	0.6	5.9
Add: Interest expense	50.8	51.8	151.3	162.8
Less: Other (loss) income	(1.6)	—	(1.7)	0.6
Less: Sale of real estate	—	—	—	(1.1)
Less: Investment management, property services and research fees	(8.9)	(9.6)	(25.2)	(27.3)
Add: Cost of real estate sold	—	—	—	1.2
Add: Commission and marketing	0.9	1.2	2.5	2.9
Add: Compensation and related	26.3	35.6	85.1	107.9
Add: General and administrative	8.6	8.4	26.1	30.2
Add: Depreciation and amortization	44.3	46.4	135.1	141.7
Less: NCI adjustments (1)	(1.5)	(1.9)	(4.8)	(8.0)
Add: Unconsolidated investment adjustments (2)	23.8	19.8	76.5	55.8
Property-Level NOI (KW Share)	$91.4	$95.0	$277.8	$285.9
(1) Rental revenues and operating expenses and hotel revenues and operating expenses attributable to non-controlling interests.
(2) The Company’s share of unconsolidated investment net operating income.

Kennedy-Wilson Holdings, Inc.
Total Debt Exposure
As of September 30, 2020
(Unaudited)
(Dollars in millions)

Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Debt
Secured Investment Level Debt(1)	$3,973.7	$1,636.1	$1,336.1	$6,945.9
Kennedy Wilson Europe Unsecured Bonds	1,290.4	—	—	1,290.4
KW Unsecured Debt	1,150.0	—	200.0	1,350.0
Total	$6,414.1	$1,636.1	$1,536.1	$9,586.3
% of Total Debt	67%	17%	16%	100%

(1) Represents $2,529.1 million of consolidated investment debt and $4,416.8 million of unconsolidated investment level debt. 100% of such investment level debt is non-recourse to the Company.

Kennedy-Wilson Holdings, Inc.
Reconciliation of Adjusted Fees
(Unaudited)
(Dollars in millions)

Adjusted Fees
	3Q		YTD
	2020	2019	2020	2019
Investment management, property services and research fees	$8.9	$9.6	$25.2	$27.3
Non-GAAP adjustments:
Add back:
KW share of fees eliminated in consolidation(1)	0.3	0.3	0.7	18.1
Performance fees included in unconsolidated investments	(1.3)	17.6	(2.6)	25.0
Adjusted Fees	$7.9	$27.5	$23.3	$70.4

(1) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.

Kennedy-Wilson Holdings, Inc.
Investment Account - September 30, 2020
(Unaudited)
(Dollars in millions)

    The investment account represents the total carrying value of our equity, before depreciation and amortization. Below is a summary of our investment account by product type and geography:

September 30, 2020
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $805.2	$5,591.9
Investment debt	(2,520.1)
KWE unsecured debt	(1,284.7)
Cash held by consolidated investments	467.3
Unconsolidated investments, gross of accumulated depreciation and amortization of $71.2(1)(2)	1,272.9
Net hedge liability	(43.2)
Other	85.2
Consolidated investment account	3,569.3
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $25.8	(53.5)
Investment account	$3,515.8
(1) Excludes $56.3 million relating to accrued performance fees relating to carried interest in unconsolidated investments.
(2) Excludes $19.0 million related to our investment in a real estate service and research company.

Investment Account Detail at September 30, 2020	Multifamily	Commercial	Residential and Other	Hotel	Total
Western U.S.	$942.3	$550.8	$315.3	$78.8	$1,887.2
United Kingdom	—	1,172.2	4.2	—	1,176.4
Ireland	376.9	588.6	7.3	106.0	1,078.8
Italy	—	142.8	—	—	142.8
Spain	—	72.9	—	—	72.9
Non-Real Estate Investments					21.4
Cash and net hedge liability					421.0
KWE unsecured debt					(1,284.7)
Total	$1,319.2	$2,527.3	$326.8	$184.8	$3,515.8